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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-60119) of our report dated July 24, 1998 relating to the combined financial statements of Conoco, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Historical and Pro Forma
Financial Information" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Historical and Pro Forma Financial Information."




/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Houston, Texas
September 9, 1998